Exhibit 10.2

MDNA LIFE SCIENCES INC.

RESTRICTED STOCK UNIT PLAN

1.	INTRODUCTION

1.1	Purpose

MDNA Life Sciences Inc. Restricted Stock Unit Plan has been established to provide non-employee directors and eligible employees, consultants or advisors of MDNA Life Sciences Inc. and its subsidiaries with the opportunity to acquire restricted stock in order to allow them to participate in the long term success of MDNA Life Sciences Inc. and to promote a greater alignment of interests between its non-employee directors, eligible employees, consultants or advisors and shareholders.

1.2	Definitions

For purposes of the MDNA LIFE SCIENCES INC. Restricted Stock Unit Plan:

(a)          “Acknowledgement and Election Form” means a document substantially in the form of Schedule “A”;

(b)          “Affiliate” has the meaning assigned by the Securities Act of 1933, as amended from time to time;

(c)          “Applicable Withholding Taxes” has the meaning set forth in Section 2.3 of the Plan;

(d)          “Associate” has the meaning assigned by the Securities Act of 1933, as amended from time to time;

(e)          “Award Date” means in respect of Restricted Stock Units awarded as the Director’s Compensation, as contemplated by Section 3, the date on which a Director is elected to the Board or re-elected to an additional one-year term, on which dates the Restricted Stock Unit shall be deemed to be awarded, in advance, to a Participant;

(f)           “Award Market Value” means the weighted average trading price of the Shares on the Stock Exchange on the five (5) trading days immediately preceding the Award Date;

(g)          “Board” means the board of directors of the Corporation;

(h)          “Change in Control” means: (i) when any person, together with any Affiliate or Associate of such person (other than the Corporation or its subsidiaries, or an employee benefit plan of the Corporation or its subsidiaries, including any trustee of such plan acting as trustee) hereafter acquires, the direct or indirect “beneficial ownership”, as defined in the Securities Act of 1933, of securities of the Corporation representing fifty (50%) percent or more of the combined voting power of the Corporation’s then outstanding securities; or (ii) the occurrence of a transaction requiring approval of the Corporation’s shareholders involving the acquisition of the Corporation or all or substantially all of its business by an entity through purchase of assets by amalgamation, arrangement or otherwise; or (iii) the initial public offering of the Corporation’s common stock pursuant to the Securities Act of 1933, as amended;

MDNA Restricted Stock Unit Plan - approved by BOD on 220323

(i)           “Committee” means the committee of the Board responsible for recommending to the Board the compensation of the Participants; if no committee has been constituted then the Board is the committee;

(j)           “Corporate Secretary” means the corporate secretary of the Corporation;

(k)          “Corporation” means MDNA LIFE SCIENCES INC. and its successors and assigns, and any reference in the Plan to activities by the Corporation means action by or under the authority of the Board or the Committee;

(l)           “Restricted Stock Unit” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Section 5;

(m)         “Director’s Compensation” means the basic compensation payable to a Non-employee Director for service as a member of the Board during a calendar year and, for greater certainty, shall include, if any, Board or committee chairperson compensation, committee member compensation, Board or committee meeting fees, special remuneration for ad hoc services rendered to the Board;

(n)          “Distribution Date” means the tenth (10th) business day following the Separation Date.

(o)          “Distribution Value” means the weighted average trading price of the Shares on the Stock Exchange on the five (5) trading days immediately preceding the Distribution Date;

(p)          “Dividend Equivalents” means a bookkeeping entry whereby each Restricted Stock Unit is credited with the equivalent amount of the dividend paid on a Share in accordance with Section 5.2;

(q)          “Dividend Market Value” means the weighted average trading price of the Shares on the Stock Exchange on the five (5) trading days immediately following the dividend record date for the payment of any dividend made on the Shares;

(r)           “Non-employee Director” means any member of the Board who is not employed by the Corporation or any of its subsidiaries;

(s)          “Participant” means a current or former Non-employee Director, employee, consultant or advisor who has been or is eligible to be credited with Restricted Stock Units under the Plan;

MDNA Restricted Stock Unit Plan - approved by BOD on 220323

(t)           “Plan” means the MDNA LIFE SCIENCES INC. Restricted Stock Unit Plan, as amended from time to time;

(u)          “Retired” mean ceasing to be a director, employee, consultant or advisor of the Corporation for whatever reason other than death;

(v)          “Separation Date” means the date on which a Participant has Retired as a Non-employee Director, employee, consultant or advisor to the Corporation except as a result of death; or the date of a Change in Control;

(w)         “Share” means a common share of the Corporation;

(x)          “Share Ownership Guidelines” means the share ownership guidelines established by the Board from time to time;

(y)         “Share Ownership Threshold” means the aggregate number of Shares or Restricted Stock Unit or any combination thereof which are recommended as minimum ownership levels in the Corporation’s Share Ownership Guidelines; and

(z)          “Stock Exchange” means the stock exchange on which the Corporation’s shares are listed and posted for trading or the trade reporting system for over the counter trading on which the Corporation’s shares are qualified for unlisted trading privileges, and if more than one, then as chosen by the Board.

1.3	Effective Date of the Plan

The effective date of the Plan shall be November 3, 2014. The Board shall review and confirm the terms of the Plan from time to time.

2.	ADMINISTRATION

2.1	Administration of the Plan

The Plan shall be administered by the Board, which shall have full authority to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make such determinations as it deems necessary or desirable for the administration of the Plan; and (b) all actions taken and decisions made by the Board in this regard shall be final, conclusive and binding on all parties concerned, including, but not limited to, the Corporation, the Participants and their legal representatives.

2.2	Determination of Value if Shares Not Publicly Traded

Should the Shares not be publicly traded on the Stock Exchange at the relevant time such that the Distribution Value and/or the Award Market Value and/or the Dividend Market Value cannot be determined in accordance with the formulae set out in the definitions of those terms, such values shall be determined by the Committee acting in good faith and based on not less than the most recent share transaction.

MDNA Restricted Stock Unit Plan - approved by BOD on 220323

2.3	Taxes and Other Source Deductions

The Corporation shall be authorized to deduct from any amount paid or credited hereunder such minimum amount of taxes and other minimum amounts as it may be required by law to withhold pursuant to applicable law, in such manner as it determines (the “Applicable Withholding Taxes”).

2.4	Information

Each Participant shall provide the Corporation with all information it requires in order to administer the Plan.

3.	PAYMENT OF NON-EMPLOYEE DIRECTOR’S COMPENSATION

Unless otherwise authorized by the Board, all non-employee Director’s Compensation shall be paid in Restricted Stock Units on the relevant Award Date. If payment in cash or by other means is authorized by the Board, a Participant shall have the right to elect each year, the manner in which the Participant wishes to receive, and the Corporation shall pay and/or issue, as the case may be, the Participant’s Compensation by completing, signing and delivering to the Corporate Secretary the Acknowledgement and Election Form.

4.	RESTRICTED STOCK UNITS

4.1	Number of Restricted Stock Units

(a)	Subject to adjustment from time to time as provided in Section 4.6, the number of Restricted Stock Units reserved for issuance pursuant to this Plan shall not exceed 6 million.

(b)	All Restricted Stock Units received by a Participant shall be credited to an account maintained for the Participant on the books of the Corporation as of the Award Date. Unless otherwise determined by the Committee or the Board at or after the Award Date, any Restricted Stock Units outstanding immediately prior to the occurrence of a Change in Control, but which are not then vested, shall become fully vested upon the occurrence of a Change in Control. Notwithstanding Section 2.2, in the event that the Change in Control will result in the Shares no longer being publicly traded on the Stock Exchange, prior to the occurrence of the Change in Control the Committee or the Board, acting in good faith, shall determine the formulae that shall be used to determine any Distribution Value and/or the Award Market Value and/or the Dividend Market Value after the occurrence of the Change in Control. The number of Restricted Stock Units (including fractional Restricted Stock Units) to be credited as of the Award Date in respect of the Director’s Compensation shall be determined by dividing (a) the amount of the Director’s Compensation to be paid in Restricted Stock Units by (b) the Award Market Value, with fractions computed to three decimal places.

MDNA Restricted Stock Unit Plan - approved by BOD on 220323

4.2	Credits for Dividends

A Participant’s account shall be credited with Dividend Equivalents in the form of additional fully vested Restricted Stock Units on each dividend payment date in respect of which normal cash dividends are paid on the Shares. Such Dividend Equivalents shall be computed by dividing: (a) the amount obtained by multiplying the amount of the dividend declared and paid per Share by the number of Restricted Stock Units recorded in the Participant’s account on the record date for the payment of such dividend, by (b) the Dividend Market Value, with fractions computed to three decimal places.

4.3	Reporting of Restricted Stock Units

Statements of the Restricted Stock Unit accounts will be provided to the Participants at the discretion of the Corporation or as requested by a Participant.

4.4	Distribution of Restricted Stock Units

(a)	Subject to Section 4.4(b) Participant shall receive, on the applicable Distribution Date, either (a) a number of Shares equal to the number of Restricted Stock Units recorded in the Participant’s account on the Distribution Date or (b) at the election of the Participant a lump sum payment in cash equal to 50% of the number of Restricted Stock Units recorded in the Participant’s account on the Distribution Date multiplied by the Distribution Value of a Share, less any Applicable Withholding Taxes and a number of Shares equal to 50% of the number of Restricted Stock Units recorded in the Participant’s account on the Distribution Date. Upon receipt by the Participant of the cash amount (if any) and the Shares herein specified the Restricted Stock Units shall be cancelled and no further payments shall be made to the Participant under the Plan.

(b)	If the Participant wishes to receive a lump sum in cash and a number of Shares calculated in accordance with Section 4.4 (a) then that election must be notified in writing to the Corporate Secretary prior to the Separation Date

4.5	Death of Participant Prior to Distribution

Upon the death of a Participant prior to the distribution of the Restricted Stock Units credited to the account of such Participant under the Plan, a cash payment shall be made to the estate of such Participant on or about the thirtieth (30th) day after the Corporation is notified of the death of the Participant. Such cash payment shall be equivalent to the amount which would have been paid to the Participant pursuant to and subject to Section 5.4, calculated on the basis that the day on which the Participant dies is the Distribution Date. Upon payment in full of the value of all of the Restricted Stock Units that become payable under this Section 5.5, the Restricted Stock Units shall be cancelled and no further payments will be made from the Plan in relation to the Participant.

MDNA Restricted Stock Unit Plan - approved by BOD on 220323

4.6	Adjustments

In the event of any change in the outstanding Shares by reason of (a) a stock split, spin-off, share dividend or share combination, or (b) reclassification, recapitalization, merger or similar event that results in a holder thereof being entitled to a different class or type of security or other property, the Committee may, subject to applicable law, adjust appropriately the account of each Participant and the Restricted Stock Units outstanding under the Plan shall be adjusted in such manner, if any, as the Committee may in its discretion deem appropriate to preserve proportionally the interests of Participants under the Plan.

5.	VESTING AND FORFEITURE

5.1	Vesting

Ownership of one-hundred percent (100%) of the Restricted Share Units shall vest one (1) year from the date of grant, provided that the Participant continues as a non-employee director, an eligible employee, consultant or advisor of MDNA Life Sciences Inc. or its subsidiaries until such date.

5.2	Termination

If the Board decides not to nominate a Participant for an additional term as a Director, unless such decision is for cause, the Restricted Share Units shall vest on the date of the Corporation’s next annual meeting of Stockholders at which Directors are elected, provided that the Participant continues as a member of the Board until such date.

5.3	Forfeiture

Restricted Share Units that do not vest in accordance with the criteria set forth above shall be forfeited to the Corporation.

6.	Section 83(b) Election

The Participant may elect within thirty (30) days of the Date of Grant pursuant to Section 83(b) of the United States Internal Revenue Code to include in gross income the fair market value of the Restricted Share Units granted pursuant to this Agreement in the taxable year of grant. If the Participant makes this election, he shall promptly notify the Corporation by submitting a copy of the statement filed with the Internal Revenue Service.

MDNA Restricted Stock Unit Plan - approved by BOD on 220323

7.	GENERAL

7.1	Amendment, Suspension, or Termination of Plan

The Board may from time to time amend or suspend the Plan in whole or in part and may at any time terminate the Plan without prior notice. However, any such amendment, suspension, or termination shall not adversely affect the Restricted Stock Units previously granted to a Participant at the time of such amendment, suspension or termination, without the consent of the affected Participant, and provided the Corporation indemnifies the Participant if the relevant taxing authority deems the Restricted Stock Unit Plan to be salary deferred arrangement.

If the Board terminates the Plan, no new Restricted Stock Units (other than Restricted Stock Units referred to in Section 7.2 and Restricted Stock Units that have been granted but vest subsequently pursuant to Section 7.1) will be credited to the account of a Participant, but previously credited (and subsequently vesting) Restricted Stock Units shall be paid out in accordance with the terms and conditions of the Plan existing at the time of termination. The Plan will finally cease to operate for all purposes when the last remaining Participant receives payment of all Restricted Stock Units recorded in the Participant’s account.

7.2	Compliance with Laws

(a)	The administration of the Plan shall be subject to and made in conformity with all applicable laws and any applicable regulations of a duly constituted authority. Should the Committee recommend and the Board, in its sole discretion, determine that it is not feasible or desirable to honour an election in favour of Restricted Stock Units due to such laws or regulations, its obligation shall be satisfied by means of an equivalent cash payment (equivalence being determined on a before-tax basis).

(b)	In the event that the Committee recommends and the Board, after consultation with the Corporation’s Chief Financial Officer and external accountants, determines that it is not feasible or desirable to honour an election in favour of Restricted Stock Units or to honour any other provision of the Plan (other than the Distribution Date) under generally accepted accounting principles as applied to the Plan and the accounts established under the Plan for each Participant, the Committee shall recommend and the Board shall make such changes to the Plan as the Board reasonably determines, after consultation with the Corporation’s Chief Financial Officer and external accountants, are required in order to avoid adverse accounting consequences to the Corporation with respect to the Plan and the accounts established under the Plan for each Participant, and the Corporation’s obligations under the Plan shall be satisfied by such other reasonable means as the Committee shall in its good faith determine.

7.3	Reorganization of the Corporation

The existence of any Restricted Stock Units shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

MDNA Restricted Stock Unit Plan - approved by BOD on 220323

7.4	General Restrictions and Assignment

Except as required by law, the rights of a Participant under the Plan are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant.

Rights and obligations under the Plan may be assigned by the Corporation to a successor in the business of the Corporation.

7.5	No Right to Service

Neither participation in the Plan nor any action taken under the Plan shall give or be deemed to give any Participant a right to continued appointment as a member of the Board and shall not interfere with any right of the shareholders of the Corporation to remove any Participant as a member of the Board.

7.6	No Shareholder Rights

Under no circumstances shall Restricted Stock Units be considered Shares nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Shares, nor shall any Participant be considered the owner of the Shares by virtue of the award of Restricted Stock Units.

7.7	Units Non-Transferable

Restricted Stock Units are non-transferable (except to a Participant’s estate as provided in Section 4.5) and certificates representing Restricted Stock Units will not be issued by the Corporation.

7.8	Unfunded and Unsecured Plan

Unless otherwise determined by the Board, the Plan shall be unfunded and the Corporation will not secure its obligations under the Plan. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Restricted Stock Units under the Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation.

7.9	No Other Benefit

No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of a Share, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

MDNA Restricted Stock Unit Plan - approved by BOD on 220323

7.10	Governing Law

The Plan shall be governed by, and interpreted in accordance with, the laws of the State of Delaware and the laws of the United States of America applicable therein, without regard to principles of conflict of laws.

7.11	Interpretation

In this text, words importing the singular meaning shall include the plural and vice versa, and words importing the masculine shall include the feminine gender.

7.12	Severability

The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from this Plan.

APPROVED by the Board of MDNA LIFE SCIENCES INC. on 2nd September 2015.

MDNA Restricted Stock Unit Plan - approved by BOD on 220323

SCHEDULE “A”

MDNA LIFE SCIENCES INC.

RESTRICTED STOCK UNIT PLAN

THIS ACKNOWLEDGEMENT AND ELECTION FORM MUST BE RETURNED TO THE CORPORATE SECRETARY OF MDNA LIFE SCIENCES INC. (THE “CORPORATION”) (AT THE FOLLOWING FAX NUMBER: (807) _____________ BY 5:00 P.M. (EASTERN TIME)) BEFORE _____________. [FOR NEW PARTICIPANTS: WITHIN 30 DAYS OF ELIGIBILITY TO PARTICIPATE]

ACKNOWLEDGEMENT AND ELECTION FORM

Part A: General

I, ____________________________________________________________, acknowledge that:

1.	I have received and reviewed a copy of the MDNA LIFE SCIENCES INC. Restricted Stock Unit Plan (the “Plan”) and agree to be bound by it.

2.	The value of a Restricted Stock Unit is based on the trading price of a Share and is thus not guaranteed. The eventual value of a Restricted Stock Unit on the applicable payment date may be higher or lower than the value of the Restricted Stock Unit at the time it was allocated to my account in the Plan.

3.	I will be liable for income tax when Restricted Stock Units (including Dividend Equivalents converted to Restricted Stock Units) are paid in cash on a Distribution Date, in accordance with the terms of the Plan. Payments from the Plan shall be net of applicable source deductions. I understand that the Corporation is making no representation to me regarding taxes applicable to me under this Plan and I will confirm the tax treatment with my own tax advisor.

4.	No funds will be set aside to guarantee the payment of Restricted Stock Units. Future payments from the Plan are an unfunded liability recorded on the books of the Corporation. Any rights under the Plan by virtue of a grant of Restricted Stock Units shall be no greater than the rights of an unsecured creditor.

5.	I understand that:

All capitalized terms shall have the meanings attributed to them under the Plan;

All payments will be net of any Applicable Withholding Taxes; and

If I am a Non-employee Director and I resign or am removed from the Board, unless otherwise determined by the Board, I will forfeit any Restricted Stock Units which have not yet vested on such date, as set out in detail in the Plan.

MDNA Restricted Stock Unit Plan - approved by BOD on 220323